EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-258650 on Form S-1 of our report dated March 24, 2021 relating to the financial statements of Charah Solutions, Inc., appearing in the Annual Report on Form 10-K of Charah Solutions, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

August 18, 2021